EX-5.1
                   Opinion of Wilson Sonsini Goodrich & Rosati


                                                                     Exhibit 5.1


                                                 May 23, 2001


At Comm Corporation
557 Airport Boulevard, Suite 700
Burlingame, CA 94010

         Re: At Comm Corporation (the "Company") Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of a shelf offering of 1,082,000 shares of the Company's common stock, $0.01 par value per share (the "Shares"). As your counsel, we have examined the proceedings proposed to be taken in connection with the sale and issuance of the above-referenced securities.

         It is our opinion that the Shares are legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                             Very truly yours,

                                             WILSON, SONSINI, GOODRICH & ROSATI
                                             Professional Corporation

                                             By: /s/ Thomas C. Klein, Esq.
                                             -----------------------------------
                                                     Thomas C. Klein, Esq.





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